Exhibit 99.1

MTBC is Now CareCloud

SOMERSET, N.J., March 29, 2021 (GLOBE NEWSWIRE) — CareCloud, Inc. (Nasdaq: MTBC) (Nasdaq: MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced the official renaming of MTBC, Inc. to CareCloud, Inc. The name change, which reflects the company’s continued commitment to bringing disciplined innovation and cloud-based solutions to today’s evolving healthcare market, has already been well received by the company’s growing client base.

“It is my pleasure to announce that we are officially CareCloud, Inc.,” said Hadi Chaudhry, CEO, CareCloud. “As we have indicated, our name has changed, but our values of innovation and customer excellence have not. On behalf of the entire organization, I would like to thank our employees, clients, investors and partners for supporting us through this transition - we are looking forward to a bright future together as CareCloud.”

“The CareCloud name reflects both our legacy and our future as a technology-first leader in the industry,” said Stephen Snyder, Chief Strategy Officer, CareCloud. “As we look ahead into the future, we are excited to continue to make bold moves in pursuit of our growing customer base and expansive addressable market.”

MTBC announced that it would change its corporate name to CareCloud, Inc. earlier this month and has since been working with its clients, partners, and global teams to lay the foundation needed for the next chapter of the company’s growth and evolution.

“We believe the new CareCloud name best showcases the company’s proven ability of providing flexible, intuitive, reliable business and clinical solutions,” said Neil Patel, CFO, Pacific Toxicology Laboratories. “As a client of 12 years, we are thrilled that MTBC is now officially CareCloud. We believe this brand change solidifies the company’s commitment to meet our needs as we also continue to evolve our business on behalf of the patients we serve.”

CareCloud, formerly known as MTBC, has a proud legacy of innovation, providing healthcare organizations with diverse, easy-to-use cloud-based solutions that helps medical providers increase collections, optimize care delivery, and enhance the patient experience. Now that the name change is official, CareCloud anticipates that its identity unification will help streamline its go-to-market strategy, drive further market expansion, and improve the overall client experience.

“For 13 years CareCloud (formerly known as MTBC) has provided our group with unmatched, powerful solutions that have enhanced our workflow,” said Joseph Vaisman, MD, Conejo Los Robles Anesthesia Medical Group. “The new name is a great reflection of exactly the care and support that CareCloud offers its clients and we are excited to explore the full scope of technology and services included in CareCloud’s portfolio.”

CareCloud will continue to trade on the Nasdaq Global Market under the ticker symbol “MTBC”, and its Series A Preferred Stock will also continue to trade under the ticker symbol “MTBCP”.

To learn more, visit www.carecloud.com

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

Forward Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “aspires,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Matt Kreps

Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

Media Inquiries:

Kaitlyn Mode

Corporate Communications Manager

CareCloud

kmode@carecloud.com